Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141

July 1, 2016
FOR IMMEDIATE RELEASE
Company Contact
Jacqueline E. Burwitz
Vice President,
Investor Relations
314-985-2169

ENERGIZER HOLDINGS, INC. ANNOUNCES THE CLOSING OF THE HANDSTANDS
HOLDING CORPORATION ACQUISTION

ST. LOUIS, July 1, 2016, Energizer Holdings, Inc. (NYSE: ENR), announced today the closing of its acquisition of HandStands Holding Corporation from Trivest Partners for the purchase price of $340 million in cash, subject to certain adjustments.

About Energizer Holdings, Inc.

Energizer Holdings, Inc. (NYSE: ENR), headquartered in St. Louis, MO, is one of the world's largest manufacturers of primary batteries and portable lighting products and is anchored by its two globally recognized brands Energizer® and EVEREADY®. As a global leader in power solutions, our mission is to lead the charge to connect our brands, our people and the products we offer to the world better than anyone else. Visit www.energizerholdings.com for more details.

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